Exhibit 10.15

                              SETTLEMENT AGREEMENT
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This Settlement Agreement ("AGREEMENT") is by and between Eugene C. Rainis
("RAINIS") and UltraStrip Systems, Inc. ("USSI").

                                   RECITATIONS
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WHEREAS, USSI has executed and delivered to Rainis a Senior Promissory Note and a Security Agreement each dated October 19th, 2001, in the principal amount of $862,069 (collectively the "FIRST NOTE"); and

WHEREAS, USSI has executed and delivered to Rainis a Promissory Note dated December 9, 2002, in the principal amount of $118,650 (the "SECOND NOTE"); and

WHEREAS, on or about September 7, 2003, the First Note and Second Note where combined in a single note (the "COMBINED NOTE") wherein the parties agreed to a combined principal balance of $1,125,000; and

WHEREAS, the Combined Note matured in March 2004 but has still not been satisfied; and

WHEREAS, both Rainis and USSI desire to amicably resolve all matters concerning the outstanding obligations under the Combined Note pursuant to the terms and conditions of this Settlement Agreement and in accordance with the PROMISSORY NOTE MODIFICATION AND EXTENSION AGREEMENT, a copy of which is attached hereto as EXHIBIT "A."

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

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                                    COVENANTS
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1.    USSI shall timely remit all payments due in connection with the PROMISSORY
      NOTE MODIFICATION AND EXTENSION AGREEMENT (hereinafter the "NOTE"). All payments shall be delivered to Rainis' attention at Brown Brothers
      Harriman & Co., 140 Broadway, 16th Floor, New York, New York, 10005, or at such other place as Rainis may, from time to time, designate in writing. Furthermore, all payments made by USSI to Rainis shall first be applied to reduce the principal balance of the Note and thereafter be applied to accrued interest.

2. USSI shall, upon full execution of this Agreement, pay to Rainis the total sum of $56,400 representing principal installment payments of $25,000 for the months of August and September 2005, together with a one-time payment of Rainis' attorney's fees in the amount $6,400.

3. Commencing December 15, 2005, USSI shall make monthly principal installment payments to Rainis in the sum $25,000. Subsequent monthly installments shall be made on the 15th of each successive month through and including January 15, 2006. Thereafter, USSI shall make a balloon payment of $550,000 to Rainis on February 15, 2006. (The "FIRST BALLOON PAYMENT"). Each of the foregoing installment payments and the First Balloon Payment shall be applied toward the principal balance due under the Note. In the event that USSI defaults by failing to timely remit any of the installment payments and/or the First Balloon Payment and fails to cure such default as provided in paragraph 5 below, then all payments due under the Note through and including the First Balloon Payment due in February 2006 shall accelerate and become immediately due and payable to Rainis.

4. Upon payment of all sums due, through and including the First Balloon Payment due in February 2006, USSI shall not be required to make any further monthly installment payments. Instead, all remaining principal and interest due under the Note shall become due and payable to Rainis on August 31, 2006 (the "SECOND BALLOON PAYMENT"). In the event that USSI defaults by failing to timely remit the Second Balloon Payment and fails to cure such default as provided in paragraph 5 below, then all payments due under the Note through and including the Second Balloon Payment due in August 2006 shall accelerate and become immediately due and payable to Rainis.

5. In the event that USSI defaults by failing to timely deliver payment in good funds as due hereunder then Rainis shall, as a condition precedent to collection, provide USSI with written notice of default by serving USSI and USSI's counsel, Adam D. Palmer, PA, with written

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      notice via facsimile, after which USSI shall have ten (10) business days within which to cure the default by delivering payment in full to Rainis and/or hand-delivering payment to Rainis' counsel, David A. Carter, PA In the event that a prospective default is not timely cured then Rainis shall be entitled to file with the Court an affidavit of default, together with a verified motion setting forth the facts and circumstances of the default and providing a calculation of the remaining balance due, upon which Rainis shall be entitled to seek immediate entry of a judgment for the remaining amount due through the date of the judgment, less any payments made prior to the entry of the judgment. In the event that Rainis properly moves for entry of a judgment after default and in accordance with this Agreement then USSI shall be deemed to have waived all defenses as to liability except for timely payment hereunder.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The proper venue for any dispute arising out of this Agreement shall be brought in the Circuit Court for Palm Beach County, Florida.

7. This Agreement shall supersede all prior agreements and understandings between the parties and no waiver or modifications of this Agreement, or any covenant, condition or limitation herein shall be valid unless in writing and duly executed by the both parties. In the event of a conflict between the provisions of this Agreement and any other agreement or writing, including, but not limited to the terms of the Note, this Agreement shall control and govern the rights and remedies of the parties.

8. In making this Agreement it is understood and agreed that both Rainis and USSI relied wholly upon there own judgment, the judgment of their agents and attorneys and upon the recitations and covenants contained herein. Each person signing this Agreement hereby represents and warrants his or her full authorization to do so on behalf of the entity for which he or she is signing, and that neither has assigned any claim or claims against the other to any third party. Further, both Rainis and USSI represent and warrant that this Agreement is signed freely, voluntarily and not under any undue pressure or duress of any kind.

9. No term or condition of this Agreement shall be more strictly or narrowly construed for or against any other party simply because one of the parties acted as scribe in preparing this document.

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10.   All notices which maybe necessary or proper for either party to give or deliver to the other party shall be sent in a manner providing for proof of delivery and shall be deemed given when received. If given to USSI notice shall be addressed to:

            ULTRASTRIP SYSTEMS, INC.
            3515 SE Lionel Terrace
            Stuart, Florida 34997-8870
            Facsimile: 772-781-4778

      with a copy to:

            ADAM D. PALMER, PA
            Schoeppl and Burke, PA
            4651 North Federal Highway
            Boca Raton, Florida 33431-3121
            FACSIMILE: 561-394-3121

      and if given to Rainis, notice shall be addressed to:

            EUGENE C. RAINIS
            Brown Brothers Harriman & Co.
            140 Broadway, 16th Floor
            New York, NY 10005

      with a copy to:

            DAVID A. CARTER, ESQ.
            David A. Carter PA
            3848 FAU Boulevard, Suite 105
            Boca Raton, FL 33431
            FACSIMILE: 561-367-0960

11. The waiver or modification of any term or condition or the failure to insist on the strict performance of any term or condition in this Agreement shall not void, waive or modify any other terms or condition nor be construed as a waiver or relinquishment of the right to performance of any other terms or conditions in this Agreement. If any provision or part of this Agreement shall be declared illegal, void or unenforceable, it is agreed that the unenforceable provision shall be rewritten in a manner that best serves the mutual intention

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      of the parties and promote the enforceability of this Agreement and all other provisions shall continue in full force and effect.

WHEREFORE, the parties do hereby accept and agree to the terms and conditions of this Agreement.

SIGNED:

EUGENE C. RAINIS                            ULTRA STRIP SYSTEMS, INC.

By: __________________________________      By: ________________________________

Dated: _______________________________      Print Name: ________________________

                                            Print Title: _______________________

                                            Dated: _____________________________

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